UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 30, 2010
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No change
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On July 30, 2010, Harris Corporation, a Delaware corporation (the “Company” or “Harris”), acquired CapRock Holdings, Inc. (“CapRock Holdings”) and its subsidiaries (together with CapRock Holdings, collectively, “CapRock”) through the merger (the “Merger”) of Canyon Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Harris (“Merger Sub”), with and into CapRock Holdings, with CapRock Holdings being the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Harris, pursuant to the Agreement and Plan of Merger, dated as of May 21, 2010 (the “Merger Agreement”), among Harris, CapRock Holdings, Merger Sub, and, solely for purposes of Sections 7.11, 9.1 and 9.8 of the Merger Agreement, certain holders of the issued and outstanding equity securities of CapRock Holdings (the “Major Stockholders”) and, for purposes of the provisions of the Merger Agreement that apply to the Stockholder Representative (as defined in the Merger Agreement), ABRY Partners V, L.P., a Delaware limited partnership (the “Stockholder Representative”). Harris previously disclosed the entry into the Merger Agreement in a Current Report on Form 8-K filed by Harris with the Securities and Exchange Commission (the “SEC”) on May 27, 2010.
Harris paid a purchase price for CapRock of an aggregate amount in cash equal to $525 million, which will be distributed to the holder of warrants to purchase shares of Class A Common Stock of the Company and holders of the issued and outstanding equity securities of the Company, net of CapRock’s indebtedness and unpaid transaction expenses and tax liability as of the closing, but plus CapRock’s cash and cash equivalents as of the closing, and subject to certain further customary post-closing upward or downward adjustments as set forth in the Merger Agreement.
CapRock is a global provider of mission-critical managed satellite communications solutions for the energy, government and maritime industries and provides its customers with secure, highly-reliable managed communication services including broadband Internet access, voice over IP, networking and real-time video delivered to harsh and remote locations around the world. Prior to the entry into the Merger Agreement and related documentation, there was no material relationship between former shareholders of CapRock Holdings, on the one hand, and Harris or any of Harris’ affiliates, or any director or officer of Harris, or any associate of any such director or officer, on the other hand.
The foregoing description of the Merger, the Merger Agreement and the transaction contemplated thereby is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Merger Agreement, which was filed as Exhibit 2.1 to Harris’ Current Report on Form 8-K filed with the SEC on May 27, 2010, and is incorporated in this Item 2.01 by reference.
Item 2.03 Creation of a Direct Financial Arrangement or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Harris funded a portion of the purchase price for its acquisition of CapRock through the issuance of approximately $340,000,000 in aggregate principal amount of unsecured notes under its commercial paper program (“CP Notes”). As of July 30, 2010, the CP Notes had maturities ranging from three days to twenty-one days. The CP Notes were issued and sold pursuant to an exemption from registration under federal and state securities laws. The CP Notes are not redeemable prior to maturity and are not subject to voluntary prepayment. The outstanding CP Notes constitute a direct financial obligation of Harris. Subject to Harris’ capital needs, market conditions and alternative capital market opportunities, Harris expects to maintain indebtedness under its commercial paper program by continually repaying and reissuing CP Notes until such time, if any, as the outstanding CP Notes are replaced with longer-term debt or all or a portion of the outstanding CP Notes are otherwise repaid with available funds. However, Harris’ commercial paper balance may increase or decrease in the short term due to working capital needs and cash balances. Harris may currently issue unsecured short-term promissory notes up to a maximum aggregate amount outstanding at any time of up to $750,000,000 under the program. The program is supported by the $750,000,000 Revolving Credit Agreement that was entered into by Harris on September 10, 2008. Harris’ commercial paper program was previously described in Harris’ Current Report on Form 8-K filed with the SEC on June 18, 2007. As of the close of business on July 30, 2010 following the acquisition of CapRock, Harris had cash and cash equivalents and short-term investments of approximately $220.7 million.

Item 7.01 Regulation FD Disclosure.
On July 30, 2010, Harris issued a press release in which it announced that it had completed the acquisition of CapRock. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this Item 7.01, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibit is filed herewith:

2.1
Agreement and Plan of Merger, dated as of May 21, 2010, by and among Harris Corporation, CapRock Holdings, Inc., Canyon Merger Corp., and, solely for purposes of Sections 7.11, 9.1 and 9.8, certain holders of the issued and outstanding equity securities of CapRock Holdings, Inc. party thereto as of the date thereof, and for purposes of the provisions thereof that apply to the Stockholder Representative, ABRY Partners V, L.P.* (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K dated May 21, 2010 of Harris Corporation (File No. 001-03863), filed on May 27, 2010).

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Harris hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

          The following exhibit is furnished herewith:

99.1	Press Release, issued by Harris Corporation on July 30, 2010 (furnished pursuant to Item 2.01 and not filed).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Scott T. Mikuen
	Name:	Scott T. Mikuen
	Title:	Vice President, Associate General Counsel and Secretary

Date: August 5, 2010

EXHIBIT INDEX

Exhibit No.
Under Regulation S-K,
Item 601	Description

2.1
Agreement and Plan of Merger, dated as of May 21, 2010, by and among Harris Corporation, CapRock Holdings, Inc., Canyon Merger Corp., and, solely for purposes of Sections 7.11, 9.1 and 9.8, certain holders of the issued and outstanding equity securities of CapRock Holdings, Inc. party thereto as of the date thereof, and for purposes of the provisions thereof that apply to the Stockholder Representative, ABRY Partners V, L.P. * (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K dated May 21, 2010 of Harris Corporation (File No. 001-03863), filed on May 27, 2010).

99.1	Press Release, issued by Harris Corporation on July 30, 2010 (furnished pursuant to Item 2.01 and not filed).

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Harris hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.